Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of American International Group, Inc. of our report dated 24 February 2012 relating to the consolidated financial statements of AIA Group Limited which appears in American International Group, Inc’s Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended 31 December 2011. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers

Hong Kong

29 June 2012